EXHIBIT 11

                 CAPITAL BANCORP AND SUBSIDIARIES
                CALCULATION OF EARNINGS PER SHARE

                                          Six Months Ended
                                               June 30,
                                               -------

Primary                                1995              1994
- -------                                ----             -----
Weighted average number of
   common shares outstanding        7,157,854         6,916,256
Common equivalent shares
     outstanding - options            271,797           247,089
                                   ----------        ----------
Total common and common
     equivalent shares outstanding  7,429,651         7,163,345
                                   ==========        ==========
Net income                         $7,661,000        $6,506,000
                                   ==========        ==========
Primary earnings per share         $     1.03        $      .91
                                   ==========        ==========

Fully diluted
- -------------
Weighted average number of
     common shares outstanding      7,157,854         6,916,256
Common equivalent shares
     outstanding - options            271,797           247,089
                                   ----------        ----------
Total common and common
     equivalent shares outstanding  7,429,651         7,163,345
                                   ==========        ==========
Net income                         $7,661,000        $6,506,000
                                   ==========        ==========
Fully diluted earnings per share   $     1.03        $      .91
                                   ==========        ==========


                                          Three Months Ended
                                               June 30,
                                               -------
Primary                                1995              1994
- -------                                ----             -----
Weighted average number of
     common shares outstanding      7,162,876         6,921,537
Common equivalent shares
     outstanding - options            267,174           244,134
                                   ----------         ----------
Total common and common
   equivalent shares outstanding    7,430,050         7,165,671
                                   ==========        ==========


Net income                         $3,972,000        $3,293,000
                                   ==========        ==========
Primary earnings per share         $      .53        $      .46
                                   ==========        ==========


Fully diluted
- -------------
Weighted average number of
     common shares outstanding      7,162,876         6,921,537
Common equivalent shares
     outstanding - options            267,174           244,134
                                   ----------        ----------
Total common and common
     equivalent shares outstanding  7,430,050         7,165,671
                                   ==========        ==========
Net income                         $3,972,000        $3,293,000
                                   ==========        ==========
Fully diluted earnings per share   $      .53        $      .46
                                   ==========        ==========

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